UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GOODRICH PETROLEUM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To our Common Stockholders,

On March 14, 2016, Goodrich Petroleum Corporation (the “Company”) issued a press release related to the previously announced special meeting of the stockholders of the Company. A copy of the press release is included below.

  NEWS from

801 Louisiana, Suite 700

Houston, Texas 77002

Phone (713) 780-9494

Fax (713) 780-9254

Contact:
Robert C. Turnham, President	Traded: OTC Markets (GDPM)
Robert T. Barker, Interim-CFO

FOR IMMEDIATE RELEASE

GOODRICH PETROLEUM ANNOUNCES ADJOURNMENT OF SPECIAL MEETING

OF STOCKHOLDERS UNTIL MARCH 31, 2016

HOUSTON, March 14, 2016 /PRNewswire/ — Goodrich Petroleum Corporation (OTC Markets: GDPM) (the “Company”) today announced that the Chairman of the special meeting of stockholders adjourned the special meeting of stockholders in order to provide additional time to allow the Company’s Common Stock and Preferred Stock holders to cast their votes or submit their proxy. The special meeting of stockholders will be reconvened on March 31, 2016 at the Company’s corporate offices located at 801 Louisiana, Suite 700, Houston, Texas, 77002 at 11:00 a.m. local time. The record date for the meeting remains February 5, 2016. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

The special meeting of stockholders has been called to consider resolutions to (1) amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150 million to 400 million (“Proposal One”), (2) amend the Certificate of Designation of the Series B Preferred Stock to convert at the Company’s option the Series B Preferred Stock into Common Stock at the conversion rate of 8.899 shares of Common Stock for each share of Series B Preferred Stock within 90 days of successful completion of the Series B Preferred Exchange Offer (“Proposal Two”), (3) amend the Certificate of Designation of the Series C Preferred Stock to convert at the Company’s option the Series C Preferred Stock into Common Stock at the conversion rate of 4.449 shares of Common Stock for each share of Series C Preferred Stock within 90 days of successful completion of the Series C Preferred Exchange Offer (“Proposal Three”), (4) amend the Certificate of Designation of the Series D Preferred Stock to convert at the Company’s option the Series D Preferred Stock into Common Stock at the conversion rate of 4.449 shares of Common Stock for each share of Series D Preferred Stock within 90 days of successful completion of the Series D Preferred Exchange Offer (“Proposal Four”) and (5) amend the Certificate of Designation of the Series E Preferred Stock to convert at the Company’s option the Series E Preferred Stock into Common Stock at the conversion rate of

5.188 shares of Common Stock for each share of Series E Preferred Stock within 90 days of successful completion of the Series E Exchange Offer (“Proposal Five” and, together with Proposal One, Proposal Two, Proposal Three and Proposal Four, the “Proposals”).

Valid proxies submitted by the Company’s stockholders prior to the March 14, 2016 special meeting will continue to be valid for purposes of the reconvened special meeting. As more fully described in the Proxy Statement, the Company’s stockholders are entitled to change their votes or revoke their proxies at any time prior to the vote being taken. Any stockholder who has executed a proxy but who is present at the continuation of the special meeting on March 31, 2016, and who wishes to vote in person on the Proposals may do so by revoking his or her proxy in writing at the continuation of the special meeting.

Voting Instructions

The Company’s Common Stock and Preferred Stock holders as of the February 5, 2016 record date can vote, even if they have subsequently sold their shares:

By Phone: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

By Internet: Go to www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

By Mail: Sign, date and mail your proxy card in the envelope enclosed with the proxy.

THE COMPANY STRONGLY ADVISES ALL OF ITS SHAREHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT WWW.SEC.GOV. In addition, copies of the Proxy Statement and other documents may be obtained free of charge by directing a request to: Goodrich Petroleum Corporation, Attn: Corporate Secretary, 801 Louisiana, Suite 700, Houston, Texas 77002, (713) 780-9494 or via our website at http://goodrichpetroleum.investorroom.com/events-and-presentations. Copies of the Proxy Statement also may be requested by contacting our proxy solicitor, Georgeson, Inc., at 888-643-8150 toll-free.

Goodrich Petroleum is an independent oil and gas exploration and production company listed on the OTC Markets.

SOURCE Goodrich Petroleum Corporation

Robert C. Turnham, Jr., President, +1-713-780-9494

IMPORTANT ADDITIONAL INFORMATION

On February 12, 2016, the Company began the process of mailing its definitive proxy statement (the “Proxy Statement”), together with a proxy card, in connection with the Company’s Special Meeting of Stockholders on March 14, 2016 (the “Special Meeting”). The Proxy Statement contains important information about the Company and the Special Meeting. The Company urges its stockholders to read the Proxy Statement, and the documents incorporated by reference therein, carefully. Stockholders may obtain additional free copies of the Proxy Statement and other documents filed with the Securities Exchange Commission (“SEC”) by the Company through the website maintained by the SEC at www.sec.gov. In addition, copies of the Proxy Statement and other documents may be obtained free of charge by directing a request to: Goodrich Petroleum Corporation, Attn: Corporate Secretary, 801 Louisiana, Suite 700, Houston, Texas 77002, (713) 780-9494 or via our website at http://goodrichpetroleum.investorroom.com/events-and-presentations. Copies of the Proxy Statement also may be requested by contacting our proxy solicitor, Georgeson, Inc., at 888-643-8150 toll-free.